UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2011

Date of Report (Date of earliest event reported)

DG FASTCHANNEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27644	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 581-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreements with Neil Nguyen and Omar Choucair

On October 25, 2011, the Company entered into an amendment to (a) the existing Amended and Restated Employment Agreement, dated January 11, 2010, and as amended effective January 1, 2011 (the “First Amendment”), with our President and Chief Operating Officer, Neil Nguyen (as amended, the “President Agreement”), and (b) the existing Amended and Restated Employment Agreement, effective as of December 31, 2008, with our Chief Financial Officer, Omar A. Choucair (as amended “CFO Agreement,” and together with the President Agreement, the “Executive Agreements”).

The amendments amend the provisions of the Executive Agreements respecting severance. Specifically, the existing Executive Agreements provided that each of Messrs. Nguyen and Choucair would be entitled to severance in the event of his voluntary termination of employment for any reason following a change of control.  Pursuant to the amendments, this severance trigger has been removed and is now limited to the executive’s voluntary resignation for good reason.

The above summary of the amendments to the Executive Agreements is qualified in its entirety by reference to (a) the full text of the amendments to the President Agreement and the CFO Agreement, copies of which will be filed as exhibits to the Company’s next periodic report, (b) the full text of the President Agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on January 14, 2010, (c) the full text of the First Amendment, a copy of which was filed as an exhibit to the Quarterly Report on Form 10-Q filed by the Company on May 10, 2011, and (d) the full text of the CFO Agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on January 8, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2011

DG FASTCHANNEL, INC.

By:	/s/ Omar A. Choucair
Name:	Omar A. Choucair
Title:	Chief Financial Officer

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